Exhibit 32

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jason D. Reid, Chief Executive Officer, President and Director, and I, John A. Labate,  Chief Financial Officer of Gold Resource Corporation (the “Company”) certify that:

1. The Report complies fully with the requirements of Section 13(e) or 15(d) of the Securities Exchange Act of 1934; and

2.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this annual report.

Date: March 8, 2016
/s/ Jason D. Reid
Jason D. Reid
Chief Executive Officer, President and Director (Principal Executive Officer)

Date: March 8, 2016
/s/ John A. Labate
John A. Labate

Chief Financial Officer

(Principal Financial and Accounting Officer)